EX-32   ·   Section 1350 Certifications

COMMONWEALTH REALTY PARTNERS, INC.

Pursuant to Section  18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant  to  section  906  of  the   Sarbanes-Oxley   Act  of  2002 (subsection  (a) and (b) of  section  1350,  chapter 63 of title 18, United  States  Code),  each of the  undersigned  officers  of COMMONWEALTH REALTY PARTNERS, INC (the "Company"), does hereby certify that:

The Quarterly  Report of Form 10-Q for the quarter ended  May 31, 2012  (the  "Form  10-Q")  of  the  Company   fully   complies   with  the requirements  of section 13(a) or 15(d) of the  Securities  Exchange  Act of 1934  and  information  contained  in the  Form  10-Q  fairly presents,  in all material  respects,  the  financial  condition and results of operations of the Company.

Date: July 31, 2012

 /s/ CHRIS CRONIN
Chris Cronin
Principal Executive Officer
and Principal Financial Officer